Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 for USCF Funds Trust of our report dated June 26, 2017 relating to the statement of financial condition of the United States 3x Short Oil Fund (the “Fund”), a series of the USCF Funds Trust, as of June 26, 2017, and to the reference to our Firm as “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado

June 26, 2017